Calculation of Filing Fee Tables
S-4
Miluna Acquisition Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares	Other	11,194,692	$ 10.165	$ 113,794,044.18	0.0001381	$ 15,714.96
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 113,794,044.18		$ 15,714.96
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,714.96
Offering Note
[1]	All securities being registered are to be issued by Miluna Acquisition Corp ("SPAC"), a Cayman Islands exempted company with limited liability which will be renamed "Kukugan Corp" ("PubCo") immediately following the consummation of the proposed business combination (the "Business Combination") among SPAC, Kukugan Invest, a Cayman Islands exempted company ("Parent" or "Kukugan"), and CADV Ventures S.A., a Polish company and a wholly-owned subsidiary of Parent (the "Company" or "CADV"), as described in PubCo's Registration Statement on Form S-4. Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Based upon the maximum number of Class A ordinary shares, par value $0.0001 per share, of PubCo ("PubCo Class A Ordinary Shares") estimated to be issued in connection with the Business Combination. Such number of PubCo Class A Ordinary Shares is based on the sum of up to (a) 6,900,000 PubCo Class A Ordinary Shares to be issued to holders of SPAC Public Shares, assuming no Redemptions of Public Shares at the Closing; (b) 203,100 PubCo Class A Ordinary Shares to be issued to the Sponsor upon conversion of 203,100 Private Placement Shares included in the Private Placement Units; (c) 1,725,000 PubCo Class A Ordinary Shares to be issued to the Sponsor, SPAC's officers and directors, and Mr. Shang Ju Lin upon conversion of 1,725,000 Insider Shares; and (d) 2,366,592 PubCo Class A Ordinary Shares to be issued to ARC Group International Limited at the Closing, assuming no Redemptions of Public Shares at the Closing. Proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the SPAC Ordinary Shares on the Nasdaq Stock Market LLC on August 24, 2026 ($10.165 per share), in accordance with Rule 457(f)(1) and Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act").

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date